As filed with the Securities and Exchange Commission on August 13, 1997.
                                  Registration No. 33-67344





            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


             POST-EFFECTIVE AMENDMENT NO. 1
                           TO
                        Form S-3

                 REGISTRATION STATEMENT
                          UNDER
               THE SECURITIES ACT OF 1933



                    USLIFE CORPORATION
  (Exact Name of Registrant as Specified in its Charter)

New York                       13-2578598
(State of Incorporation)   (I.R.S.
                                       Employer Identification No.)

                     125 Maiden Lane
                New York, New York  10038
                     (212) 709-6000
   (Address, Including Zip Code, and Telephone Number,
                  Including Area Code,
       of Registrant's Principal Executive Offices)






                    Mark S. Berg, Esq.
         Senior Vice President and General Counsel
               American General Corporation
         2929 Allen Parkway, Houston, Texas 77019
                      (713) 522-1111
 (Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent for Service)














On August 12, 1993, USLIFE Corporation (the "Company") filed Registration Statement No. 33-67344 on Form S-3 (the "Shelf Registration Statement") to register $150,000,000 aggregate principal amount of debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") to be sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The Shelf Registration Statement became effective on December 23, 1993. On June 17, 1997, the Company was acquired by American General Corporation in an all stock transaction and became a wholly owned subsidiary of American General Corporation. The Debt Securities have not been, and will not be, issued by the Company pursuant to the Shelf Registration Statement. Accordingly, this Post-Effective Amendment serves to deregister the entire $150,000,000 aggregate principal amount of the Debt Securities.

                       SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, USLIFE Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on August 13, 1997.

                             USLIFE CORPORATION


                             By:  /s/ ROBERT M. DEVLIN
                                    Robert M. Devlin
                                    Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                Title                         Date


/s/ ROBERT M. DEVLIN  Chairman, Chief Executive Officer
August 13, 1997
 (Robert M. Devlin)            and Director (Principal
                                          Executive Officer)


/s/ NEAL M. STERN   Senior Vice President-Controller
August 13, 1997
(Neal M. Stern)           (Principal Financial Officer and
                                    Principal Accounting Officer)


/s/ JAMES S. D'AGOSTINO, JR.      Director                 August 13, 1997
(James S. D'Agostino, Jr.)


/s/ JON P. NEWTON                      Director            August 13, 1997
(Jon P. Newton)


/s/ RODNEY O. MARTIN, JR.   Director                      August 13, 1997
(Rodney O. Martin, Jr.)


/s/ CHRISTOPHER S. RUISI     Director                      August 13, 1997
(Christopher S. Ruisi)


/s/ CARL J. SANTILLO              Director                      August 13, 1997
(Carl J. Santillo)